EXHIBIT 99.1

FUNDTHATCOMPANY

FINANCIAL STATEMENTS

September 30, 2017

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PLS CPA, A PROFESSIONAL CORPORATION

4725 MERCURY STREET #210 SAN DIEGO CALIFORNIA 92111

TELEPHONE(858)722-5953 FAX (858) 761-0341

FAX (858) 764-5480

E-MAIL changgpark@gmail.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

FundThatCompany

We have audited the accompanying balance sheet of FundThatCompany September 30, 2017 and 2016 and the related financial statements of operations, changes in shareholder’s deficit and cash flows for the years ended September 30, 2017 and 2016. These financial statements are the responsibility of the Company’s management.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FundThatCompany as of September 30, 2017 and 2016, and the results of its operation and its cash flows for the years ended September 30, 2017 and 2016 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA

PLS CPA, A Professional Corp.

January 12, 2018

San Diego, CA. 92111

Registered with the Public Company Accounting Oversight Board

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FUNDTHATCOMPANY BALANCE SHEETS
	September 30,	September 30,
	2017	2016
ASSETS
CURRENT ASSETS
Cash	$169	$669
TOTAL CURRENT ASSETS	$169	$669

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES
Accounts payable	3,000	322
Due to related party	28,892	6,932

TOTAL CURRENT LIABILITIES	31,892	7,254

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S DEFICIT
Common stock Authorized 75,000,000 shares of common stock, $0.001 par value, Issued and outstanding 73,850,000 shares issued and outstanding (1,750,000,000 – September 30, 2016)	73,850	1,750,000
Additional paid in capital	(58,700)	(1,740,000)
Accumulated deficit	(46,873)	(16,585)

TOTAL STOCKHOLDER’S DEFICIT	(31,723)	(6,585)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$169	$669

The accompanying notes are an integral part of these financial statements.

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FUNDTHATCOMPANY

STATEMENT OF OPERATIONS

	For the year ended September 30,	For the year ended September 30,
	2017	2016
REVENUE	$-	$-

OPERATING EXPENSES
General and administrative	$17,338	$2,478
Professional fees	12,950	12,275

TOTAL OPERATING EXPENSES	30,288	14,753

NET LOSS	(30,288)	(14,753)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING– BASIC AND DILUTED	73,850,000	1,750,000,000

The accompanying notes are an integral part of these financial statements.

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FUNDTHATCOMPANY

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM SEPTEMBER 30, 2015 TO SEPTEMBER 30, 2017

	Common Stock		Additional
	Number of shares	Amount	Paid-in Capital	Subscription Receivable	Accumulated Deficit	Total
Balance, September 30, 2015	1,750,000,000	1,750,000	(1,740,000)	(10,000)	(1,832)	(1,832)

Subscription receivable – October 26, 2015	-	-	-	10,000	-	10,000

Net loss for period ended September 30, 2016	-	-		-	(14,753)	(14,753)

Balance September 30, 2016	1,750,000,000	1,750,000	(1,740,000)	-	(16,585)	(6,585)

Shares issued for cash - at $0.0001714 – December 2, 2016	30,100,000	30,100	(24,940)	-	-	5,160

Shares cancelled – at $0.000000005 – December 2, 2016	(1,706,250,000)	(1,706,250)	1,706,240	-	-	(10)

Net loss for period ended September 30, 2017	-	-	-	-	(30,288)	(30,288)

Balance, September 30, 2017	73,850,000	$73,850	$(58,700)	$-	$(46,873)	$(31,723)

The accompanying notes are an integral part of these financial statements.

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FUNDTHATCOMPANY

STATEMENTS OF CASH FLOWS

	For the year ended September 30, 2017	For the year ended September 30, 2016
CASHFLOWS FROMOPERATING ACTIVITIES
Net loss for the period	$(30,288)	$(14,753)
Adjustments to reconcile net loss to net cash used in operating activities		-
Changes in operating assets and liabilities		-
Accounts payable	2,678	322

NET CASH USED IN OPERATING ACTIVITIES	(27,610)	(14,431)

CASHFLOWS FROMINVESTING ACTIVITIES	-	-

CASHFLOWS FROMFINANCINGACTIVITIES
Proceeds from sale of common stock	5,160	10,000
Advances from related party	21,950	5,100

NET CASHPROVIDED BYFINANCINGACTIVITIES	27,110	15,100

NET INCREASEIN CASH	(500)	669

CASH, BEGINNING OF PERIOD	669	-

CASH, END OF PERIOD	$169	$669

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCINGACTIVITIES:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

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FUNDTHATCOMPANY NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2017

NOTE1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

FundThatCompany was incorporated in the State of Nevada as a for-profit Company on September 4, 2015 and established a fiscal year end of September 30. The Company is organized to establish a portal for Rewards-Based Crowdfunding.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $46,873. As at September 30, 2017, the Company has a working capital deficit of $31,723. The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances fromrelated parties as may be required. As of September 30, 2017, the Company has issued 1,750,000,000 (pre- split 43,750,000) founder shares for net proceeds of $10,000 and 30,100,000 in private placements for next proceeds of $5,160. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result fromthis uncertainty.

NOTE2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ fromthose estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short term maturities.

Loss per Common Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company. As of September 30, 2017 and 2016, there were 73,850,000 and 1,750,000,000 common stock outstanding.

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FUNDTHATCOMPANY NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2017

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at September 30, 2016 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE3 – COMMON STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share, with 73,850,000 and 1,750,000,000 shares issued and outstanding at September 30, 2017 and September 30, 2016, respectively. No preferred shares have been authorized or issued.

On September 4, 2015, the Company issued 1,750,000,000 (pre-split 10,000,000) common shares at $0.000005714 (pre-split $0.001) per share to the sole director and President of the Company for cash proceeds of $10,000. On October 26, 2015, the Company received $10,000 for issued 1,750,000,000 common shares at $0.000005714 per share to the sole director and President of the Company on September 4, 2015.

On December 2, 2016 the Company has sold 30,100,000 (pre-split 172,000) common shares at $0.0001714 (pre-split $0.03) per share to 30 shareholders of the company for proceeds of $5,160. Funds were received by the Company on January 5, 2017.

On December 2, 2016, the founding shareholder of the Company returned 1,706,250,000 (pre-split 9,750,000) restricted shares of common stock to treasury and the shares were subsequently cancelled by the Company. The shares were returned to treasury for $0.000000005 per share for a total consideration of $10 to the shareholder.

On December 2, 2016, the directors of the Company approved a special resolution to undertake a forward split of the common stock of the Company on a basis of 175 new common shares for 1 old common share. The issued and outstanding common stock increased from 422,000 to 73,850,000 as of December 2, 2016.

All references in these financial statements to number of common shares, price per share and weighted average number of shares outstanding prior to the 175:1 forward split have been adjusted to reflect the stock split on a retroactive basis unless otherwise noted.

As of September 30, 2017, the Company has not granted any stock options and has not recorded any stock-based compensation.

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FUNDTHATCOMPANY NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2017

NOTE4 – RELATED PARTYTRANSACTIONS

During the year 2017, the Company received cash advances from Chayut Ardwichai, its CEO of $7,200. Additionally, the CEO paid expenses of $14,750 on behalf of the Company in year 2017. As of September 30, 2017 and 2016, the total amount owing to the CEO from the Company is $28,892 and 6,932. The amounts due to the related party are unsecured, and non- interest bearing, with no set terms of repayment.

On December 2, 2016, the founding shareholder of the Company returned 1,706,250,000 (pre-split 9,750,000) restricted shares of common stock to treasury and the shares were subsequently cancelled by the Company. The shares were returned to treasury for $0.000000005 per share for a total consideration of $10 to the shareholder.

NOTE5 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	Sept 30, 2017	Sept 30, 2016
Net loss before income taxes per financial statements	$(30,288)	$(14,753)
Income tax rate	34%	34%
Income tax recovery	(10,298)	(5,016)
Non-deductible	--	--
Valuation allowance change	10,298	5,016

Provision for income taxes	$-	$-

The significant component of deferred income tax assets at September 30, 2017 and 2016 is as follows:

	September 30, 2017	September 30, 2016
Net deferred income tax asset	$–	$–
Net operating loss carry-forward	$15,937	$5,639
Valuation allowance	(15,937)	(5,639)

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management’s judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of September 30, 2017 and 2016 the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended September 30, 2017 and 2016; and no interest or penalties have been accrued as of September 30, 2017 and 2016. As of September 30, 2017 and 2016, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2017 and 2016 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

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